UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 17, 2010

SPIRE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-12742	04-2457335
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Patriots Park, Bedford, Massachusetts	01730-2396
(Address of principal executive offices)	(Zip Code)

(781) 275-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 17, 2010, Spire Corporation (the “Company”) entered into a First Amendment to the existing Lease Agreement (the “Bedford Lease”) with SPI-Trust, a Trust of which Roger G. Little, Chairman of the Board, Chief Executive Officer and President of the Company, is the sole trustee and principal beneficiary, with respect to 144,230 square feet of space comprising the entire building in which the Company has occupied since December 1, 1985. The First Amendment to the existing Lease Agreement extends the term of the Bedford Lease beyond the initial expiration date of November 30, 2012 for an additional period of five (5) years to expire on the new expiration date of November 30, 2017. The annual rental rate for the first year of the extended term of the Bedford Lease (which commences December 1, 2012) is $16.00 per square foot on a triple net basis, whereby the tenant is responsible for operating expenses, taxes and maintenance of the building.  After the first year of the extended term of the Bedford Lease, annual rental rate increases on each anniversary by $0.50 per square foot.  The Company has the right to further extend the term of the Bedford Lease for an additional five (5) year period.  If the Company exercises its right to further extend the term of the Bedford Lease, the annual rental rate for the first year of the further extended term will be the greater of: (a) the rental rate in effect immediately preceding the commencement of the extended term; or (b) the market rate at such time, and on each anniversary of the commencement of the extended term the rental rate will increase by $0.50 per square foot. In consideration for entering into the First Amendment to the Lease Agreement, the Company received certain concessions including a reduction of $0.25 per square foot to the previous annual rate increase during the extended term and a $50,000 tenant allowance for all costs incurred by the Company in connection with any alterations or improvements made to the premises.  The Company believes that the terms of the First Amendment to the Lease Agreement are commercially reasonable.

ITEM 9.01                   FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

Exhibit No.                                        Description

10(ay)	First Amendment to Lease Agreement, entered into as of September 17, 2010, by and between Roger G. Little, Trustee of SPI-Trust, and Spire Corporation.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRE CORPORATION

Date: September 22, 2010	By:	/s/ Robert S. Lieberman
Robert S. Lieberman
Chief Financial Officer and Treasurer

3

EXHIBIT INDEX

Exhibit No.                                                 Description

10(ay)	First Amendment to Lease Agreement, entered into as of September 17, 2010, by and between Roger G. Little, Trustee of SPI-Trust, and Spire Corporation.

4